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                                                                    Exhibit 10.6


                             REVOLVING CREDIT NOTE
                             ---------------------

                                                             Baltimore, Maryland
$10,000,000                                                  June 30, 2000


     FOR VALUE RECEIVED, eSylvan, Inc., a Maryland corporation (the "Maker"), promises to pay to the order of Sylvan Ventures, LLC, a Delaware limited liability company (together with all subsequent holders of this Note, the "Payee"), the principal sum of Ten Million Dollars ($10,000,000), or such lesser aggregate amount as may be advanced by the Payee from time to time pursuant to the terms of this Note, together with interest on the unpaid principal balance hereof from time to time outstanding, at a fluctuating rate of interest equal to the Prime Rate (hereinafter defined), adjusted (both upwards and downwards) on the date of any change in the Prime Rate. Interest on the outstanding principal balance hereof shall be payable monthly in arrears on the first day of each calendar month, commencing on August 1, 2000, and the entire, then outstanding principal balance hereof, together with all accrued and unpaid interest hereon, shall be due and payable on December 31, 2001, unless extended for one or more successive, one-year renewal terms at the option of the Payee, exercisable in writing only and at the sole and absolute discretion of the Payee. For all purposes pursuant to this Note, the term "Prime Rate" shall mean the prime rate of interest as published in The Wall Street Journal, Eastern edition, from time to time.

     Any payment required to be made hereunder (including any payment of interest and/or principal) which is not made on the date that the same becomes due and payable shall continue as an obligation of the Maker until it is fully paid, and the Maker agrees in addition to pay, to the extent permitted by law, late interest thereon at a fluctuating rate, adjusted daily, equal to the Prime Rate plus five percent (5%) per annum, such late interest to accrue from the date such overdue payment became due and payable until paid; provided, however, that such late interest shall not be due if the Maker's failure to make a payment hereunder results from the Payee's failure to make a duly requested advance to the Maker on or before the date requested by the Maker, all pursuant to this Note. The Maker also shall pay, promptly upon demand, all costs of collection, including reasonable attorneys' fees if this Note is referred to an attorney for collection after default, whether or not any action shall be instituted to enforce or collect this Note. Time is of the essence hereof for all purposes.

     All payments on this Note shall be applied first to the payment of accrued but unpaid interest, and any remainder shall be applied to reduction of the principal balance hereof. The rate of interest hereon shall be calculated on the basis of a 360-day year factor applied to actual days elapsed. All payments hereunder shall be payable in lawful money of the United States of America and shall be made to the Payee in immediately available funds at 1000 Lancaster Street, Baltimore, Maryland 21202, or at such other address as the Payee may from time to time designate in writing to the Maker.

     All advances by the Payee under this Note shall be made upon the following terms and conditions: (a) the aggregate principal amount of all advances outstanding at any one time shall not exceed $10,000,000; (b) each advance shall be made pursuant to a written request of the Maker therefor delivered to the Payee at the
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address stated in the preceding paragraph at least three (3) Banking Days
(hereinafter defined) prior to funding; and (c) the Payee shall (i) make a notation on its internal accounting system, with appropriate reference to this Note, reflecting the date and amount of each advance; and (ii) record the date and amount of each advance on and otherwise complete Schedule A attached hereto as a part hereof, with respect to such advance and forward to the Maker a copy of Schedule A as so amended within fifteen (15) days of funding; provided, however, that the Payee's failure to make appropriate notation of any advance or prepayment shall not limit or otherwise affect the obligations of the Maker hereunder.

     The Maker shall have the right and privilege to prepay this Note, in whole or in part, at any time. The date and amount of all payments (including prepayments) shall be noted by the Payee on its internal accounting system, with reference to this Note, and recorded on Schedule A to this Note. The Payee shall complete Schedule A with respect to each payment (including prepayments) and shall forward to the Payee a copy of Schedule A as so amended within fifteen
(15) days of its receipt of such payment (or prepayment). No prepayment shall be subject to any premium for prepayment.

     The Maker and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof. From time to time, without affecting the obligation of the Maker to pay the outstanding principal balance of this Note and to observe the covenants of the Maker contained herein, without affecting the duties and obligations of any endorser hereto, without affecting the duties and obligations of any guarantor hereof, without giving notice to or obtaining the consent of the Maker or any endorser hereto or guarantor hereof, and without liability on the part of the Payee, the Payee may, at the option of the Payee, extend the time for payment of interest hereon and/or principal hereof, reduce the payments hereunder, release anyone liable on this Note, accept a renewal of this Note, modify the terms and time of payment of this Note, join in any extension or subordination or exercise any option or election hereunder, modify the rate of interest or period of principal repayment or principal due date of this Note or exercise any option or election hereunder. No one or more of such actions shall constitute a novation.

     If default be made in the payment in whole or in part of any sum provided for herein, or if an event of default shall occur under this Note or any instrument or document executed in connection with this Note or the indebtedness evidenced hereby, then the Payee may, at its option, without further notice or demand, declare the unpaid principal balance and accrued interest on this Note at once due and payable, pursue any and all other rights, remedies and recourses available to the Payee, or pursue any combination of the foregoing. The Payee shall have the right to rescind any acceleration in payment of this Note for default as aforesaid, if the Payee so elects, in which event this Note shall be construed, interpreted and enforced in the same manner as if the Payee had not elected to declare the unpaid principal balance and accrued interest of this Note at once due and payable.
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     Failure to exercise any of the foregoing options upon the happening of one or more of the foregoing events shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. The Payee shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by the Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time, or nullify any prior exercise of any such option without the express written consent of the Payee.

     This Note shall be governed by and construed according to the laws of the State of Maryland, without regard to principles of conflict of laws.

     Any attorney at law may appear in any court of record in the State of Maryland or in the United States, after demand on this Note following an event of default hereunder, and waive the issuing of service of process and confess a judgment against the Maker in favor of the Payee for the amount then appearing due hereunder, together with interest, costs of suit and attorneys' fees, and thereupon release all errors and waive all right of appeal.

     It is expressly stipulated and agreed that the loan evidenced by this Note is a "commercial loan" as defined in the Commercial Law Article of the Annotated Code of Maryland.

     In any case where the date of maturity of interest on, or principal of, this Note shall be a Sunday or legal holiday, or a day on which banking institutions in the city of payment are authorized by law or executive order to close (any other day being herein referred to as a "Banking Day"), then payment of interest or principal need not be made on such date, but may be made on the next succeeding Banking Day; provided, however, that interest shall continue to accrue through the actual date of payment.

     Executed under seal in the City of Baltimore, Maryland, and intending this Note to be a sealed instrument, as of the date and year first above written.


ATTEST or WITNESS:                          eSYLVAN, INC.


                                            By: /s/ David A. Graves
--------------------                            ------------------- (SEAL)
                                                Name:  David A. Graves
                                                Title: President